UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

TransWorld Benefits International, Inc.
(Exact name of registrant as specified in its charter)

California	000-32673	98-0218912
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of incorporation)

3419 Via Lido
Newport Beach, CA 92663
(Address of principal executive offices) (Zip Code)

714-918-8122
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

(a)
The Company has successfully negotiated with creditors to reduce its liabilities by approximately $250,000. This settlement will help facilitate the Company to proceed with its development stage business plan which focuses on international payment processing via merchant processing, prepaid payroll debit cards, and virtual payments. The Company’s monthly revenues are increasing with all of its products and services.  We will be making further announcements in the near future.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TransWorld Benefits International, Inc.

By: /s/ Charles Seven
Charles Seven
President and Chief Executive Officer
Date: May 10, 2010